                                   EXHIBIT 4.4


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of October 25, 1996 by and between NHANCEMENT TECHNOLOGIES, INC., a Delaware corporation ("Parent"), and JAMES GILLESPIE (the
"Stockholder").

                               W I T N E S S E T H

         WHEREAS, pursuant to the Agreement and Plan of Merger, of even date herewith, by and among Parent, VPI Acquisition Corporation, a Delaware corporation, Voice Plus, Inc., a California corporation ("VPI") and Stockholder (the "Merger Agreement"), in exchange for all of the outstanding capital stock of VPI, Parent has agreed to issue to Stockholder, as part of the consideration, the number of shares of common stock of Parent, par value $.01 per share (the "Parent Common Stock"), equal to the quotient of $2,850,000 divided by the IPO Price (as defined in the Merger Agreement) and VPI will become a wholly-owned subsidiary of Parent ("VPI Sub");

         WHEREAS, the ability of Stockholder to sell his shares of Parent Common Stock is subject to certain restrictions under the Securities Act of 1933, as amended (the "Securities Act"); and

         WHEREAS, as a condition to the Merger Agreement, Parent has agreed to provide Stockholder with a mechanism that will permit him, subject to a market stand-off agreement, to sell certain of his shares of Parent Common Stock in the future.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

         1. REGISTRATION RIGHTS.

            1.1 Contingent Registration. Stockholder, during the six months following the first anniversary of the closing of an underwritten initial public offering of Parent Common Stock pursuant to a registration statement (the "IPO Registration Statement") filed under the Securities Act (the "IPO"), may request the registration under the Securities Act on Form S-3 or any similar short-form registration statement then in effect, of that number of Registrable Shares equal to the quotient of Six Hundred Thousand Dollars ($600,000) divided by the price per share to the public in the IPO (the "Contingent Right"), if, and only if, VPI Sub has achieved a Net Profit (defined below) for calendar year 1997 of at least Seven Hundred Fifty Thousand Dollars ($750,000) (the "Profit Target"); provided, that, in the event of the implementation during calendar year 1997 of a management decision made by Parent concerning the operations of VPI Sub or the duties and responsibilities of its key employees which adversely affects the Net Profit, the Profit Target shall be adjusted by an amount mutually agreed to among Stockholder, Parent and the underwriter of the IPO. "Net Profit" shall mean net profit before taxes of VPI Sub, as determined in accordance with generally accepted accounting principles consistently applied, consistent with operations of VPI in the ordinary course prior to the Merger, without giving effect to Parent's overhead allocations or to legal and accounting fees and other extraordinary expenses incurred in connection with the acquisition at Parent's direction of the stock or assets of other businesses. The Contingent Right is not subject to the limitations of Section 1.3.

            1.2 Demand Registration. Subject to the limitations of Section 1.3, at any time after the eighteen-month anniversary of the closing of the IPO, and ending on the 36- month anniversary of such closing, Stockholder may request the registration, once and only once, under the Securities Act of all or part of the Registrable Shares (as defined in Section 8.1) then outstanding on Form S-3 or any similar short-form registration statement then in effect (a "Demand Registration"). Subject to the conditions of Section 2, Parent shall use its best efforts to file such registration statement under the Securities Act as promptly as practicable after the date any such request is received by Parent and to cause such registration statement to be declared effective. Parent shall notify Stockholder promptly when any such registration statement has been declared effective. If, as a result of limitations pursuant to Sections 2.1.1 or 2.1.2, not all the Registrable Shares requested to be registered in such Demand Registration are registered, such request will not constitute a Demand Registration for purposes of this Section 1.2.

            1.3 "Market Stand-Off" Agreement. Stockholder hereby agrees that, for a period commencing on the date hereof and ending 24 months following the effective date of the IPO Registration Statement (the "Lockup Period"), Stockholder shall not, without the prior written consent of the managing underwriter of the IPO, directly or indirectly, sell, offer to sell, or contract to sell (including, without limitation, any short sale), any Registrable Shares or other securities of Parent convertible into or exchangeable or exercisable for or evidencing any right to purchase or subscribe for any shares of Parent Common Stock ("Parent Securities") held by Stockholder at any time during such period; provided, that after one year the restrictions of this Section 1.3 shall not apply to the shares permitted to be registered pursuant to Section 1.1 hereof; further provided, that commencing eighteen (18) months from the effective date of the IPO Registration Statement, Stockholder may sell, offer to sell, or contract to sell (including, without limitation, any short sale, up to an aggregate of 50% of any Parent Securities held by him, or any beneficial interest in them. Stockholder further agrees that, during the Lockup Period, the Underwriter shall be given the first right of refusal to sell any and all Parent Securities held by Stockholder and which Stockholder may wish to sell pursuant to Rule 144 promulgated under the Securities Act.

         In order to enforce the foregoing covenant, Parent may impose stop-transfer instructions with respect to the Parent Securities held by Stockholder (and the Parent Securities held by every other person subject to the foregoing restriction) until the end of such period.

         In connection with the foregoing, Stockholder hereby agrees to the placement of restrictive legends on all certificates representing Parent Securities held by Stockholder and agrees to execute promptly any written agreement evidencing this "market stand off" agreement in favor of the managing underwriter of the IPO.

         2. CONDITIONS AND LIMITATIONS ON REGISTRATIONS.

            2.1 The registration rights granted by Sections 1.1 and 1.2 hereof are subject to the following additional conditions and limitations:

                2.1.1 In the event the Demand Registration is underwritten, if the managing underwriter advises Parent in writing that in its opinion the number of Registrable Shares and other securities requested to be included in such registration exceeds the number that can be sold in such offering, Parent will give priority for inclusion in such registration (a) first, to securities requested to be included in such Demand Registration that are Registrable Shares and (b) second, to other securities requested to be included in such registration, if any.

                2.1.2 Notwithstanding the receipt of a request for a Demand Registration under Section 1.2 hereof, Parent shall always have the right to initiate a primary offering of its securities at any time. If Parent elects to do so, (a) subject to Section 2.1.5 hereof, it may postpone the filing of a registration statement in response to such demand for up to 180 days after receipt of such request for registration or (b) it may include the Registrable Shares and other securities subject to the demand in such registration statement. In the event Registrable Shares and other securities subject to the demand are included in such registration statement, Parent will give priority for inclusion in such registration (i) first, to the securities Parent proposes to sell, (ii) second, to shares of Parent Common Stock requested to be included by holders of securities subject to that certain Investors' Rights Agreement dated as of June 1, 1994, by and among Parent and the Investors named therein, as amended, and to securities held by the managing underwriter, if any, of Parent's offering, (iii) third, to shares of Parent Common Stock requested to be included by holders of securities subject to that certain Registration Rights Agreement dated as of September 1, 1996, by and among Parent and the Investors named therein, as amended from time to time, and (iv) fourth, to shares of Parent Common Stock held by Pari Passu Stockholders (as defined in Section 8.2) and Registrable Shares, pro rata among the holders of such securities on the basis of the number of shares held. Parent's determination of priority for inclusion in any such registration statement shall be final and binding, absent manifest error.

                2.1.3 Parent shall not be obligated to effect the Contingent Registration or the Demand Registration pursuant to Sections 1.1 or 1.2, respectively, if Form S-3 is not available for such offering or, in the case of the Demand Registration, if Parent delivers to Stockholder an opinion, in form and substance acceptable to Stockholder, of counsel satisfactory to Stockholder pursuant to Rule 144 under the Act within a consecutive three-month period.

                2.1.4 Parent may delay the filing or the effective date of any registration statement that includes Registrable Shares if, at the time of a request made under Section 1.1 or Section 1.2, or at the time of filing or after filing but before the effective date of such registration statement, Parent is in possession of material nonpublic information that Parent does not deem advisable to disclose in a registration statement, whether such information relates to a financing project, pending acquisition, merger, or other material corporate transaction to which Parent is or expects to be a party, or any other matter or matters. If Parent delays the filing or effective date of any such registration statement, Parent will promptly furnish Stockholder with notice of the fact that filing or effectiveness will be delayed by reason of material nonpublic information, and will promptly advise Stockholder when such delay is no longer applicable. Notwithstanding the foregoing, Parent shall not delay the filing or effective date of any such registration statement for a period of more than 90 days.

                2.1.5 Parent shall not be required to proceed with the Contingent Registration or the Demand Registration for a period of 180 days from the completion of sales of Registrable Shares in any prior underwritten registration; provided, however, that Parent shall proceed with such registration if and to the extent permitted by the managing underwriter of the offering to which such prior registration relates.

                2.1.6 Parent shall have the right to notify such of its stockholders as it shall desire of any registration pursuant to Sections 1.1 and
1.2 and to invite them to participate in such registration. Further, Parent shall also be entitled to participate in any such registration.

                2.1.7 The registration rights granted by Sections 1.1 and 1.2 hereof shall not be transferable or assignable without Parent's prior written consent. Any purported transfer or assignment in violation of this provision shall be void.

                2.1.8 Parent's obligations to register Registrable Shares under
Section 1.2 shall terminate on the earlier of: (a) the 36-month anniversary of the closing of the IPO, or (b) the date on which Stockholder is able to transfer all of his Registrable Shares in accordance with Rule 144, promulgated under the Securities Act, in a consecutive three-month period.

         3. EFFECTIVENESS. Parent will use its reasonable best efforts to maintain the effectiveness for up to 180 days of any registration statement effected pursuant to Sections 1.1 or 1.2, pursuant to which any of the Registrable Shares are being offered; and, from time to time, will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. Parent will also provide Stockholder with as many copies of the prospectus contained in any such registration statement as he may reasonably request.

         4. INDEMNIFICATION.

            4.1 Indemnification of Stockholder In the event that Parent registers any of the Registrable Shares under the Securities Act, Parent will indemnify and hold harmless Stockholder from and against any and all losses, claims, damages, expenses or liabilities to which he becomes subject under the Securities Act and, except as hereinafter provided, will reimburse Stockholder for legal or other expenses, if any, reasonably incurred by him in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by Parent) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless (a) such untrue statement or omission was made in such registration statement, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to Parent in connection therewith by Stockholder expressly for use therein or (b) such violation arises from the failure of Stockholder to comply with any legal requirement applicable to him to deliver a copy of the prospectus or any supplements or amendments thereto after Parent has furnished Stockholder with a sufficient number of copies of the same. Promptly after receipt by Stockholder of notice of the commencement of any action in respect of which indemnity may be sought from Parent, Stockholder shall notify Parent in writing of the commencement thereof and, subject to the provisions hereinafter stated, Parent shall assume the defense of such action (including the employment of counsel selected by Parent, who shall be counsel reasonably satisfactory to Stockholder), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against Parent. Stockholder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of Parent. Parent shall not be required to indemnify any person for any settlement of any such action effected without Parent's prior written consent. Parent shall not, except with the approval of Stockholder, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

            4.2 Indemnification of Parent. In the event that Parent registers any of the Registrable Shares under the Securities Act, Stockholder will indemnify and hold harmless Parent, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom the shares may be sold) and each person, if any, who controls Parent within the meaning of
Section 15 of the Securities Act from and against any losses, claims, damages, expenses or liabilities, joint or several, to which they become or any of them may become subject under the Securities Act and, except as hereinafter provided, will reimburse Parent, and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or in any preliminary prospectus or prospectus (as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to Parent in connection therewith by Stockholder expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against Stockholder, Parent will notify Stockholder in writing of the commencement thereof, and Stockholder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel selected by Stockholder, who shall be counsel reasonably satisfactory to Parent) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against Stockholder. Parent and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of Stockholder.
Stockholder shall not be required to indemnify any person for any settlement of any such action effected without Stockholder's consent.

         5. LISTING AND EXCHANGE ACT MATTERS. Parent will, at its expense, upon the effectiveness of a registration statement covering the sale of Registrable Shares, list the Registrable Shares on The Nasdaq Stock Market and maintain such listing of the securities that are so registered.

         6. FURTHER OBLIGATIONS OF PARENT. Whenever, under the preceding Sections of this Agreement, Parent is required to register Registrable Shares, it agrees that it shall also do the following at its cost:

            6.1 Furnish to Stockholder such copies of each preliminary and final prospectus and such other documents as Stockholder may reasonably request to facilitate the public offering of his Registrable Shares.

            6.2 Before filing any registration statement or any amendment thereto that includes Registrable Shares, furnish to Stockholder copies of the sections in the registration statement that include information relating to Stockholder for his review and comment and Stockholder agrees that he shall provide Parent and the managing underwriter, if any, with all information regarding Stockholder that is reasonably requested to be included in the registration statement.

            6.3 With respect to a registration of Registrable Shares that is not underwritten, notify Stockholder, at any time when a prospectus relating to a registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of Stockholder prepare and furnish to Stockholder such number of copies of a supplement to or an amendment of such prospectus as may be reasonably necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

            6.4 Use its reasonable efforts to register or qualify the Registrable Shares covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as Stockholder shall reasonably request; provided, however, that Parent shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject.

            6.5 Use its reasonable efforts to obtain all necessary approvals from the National Association of Securities Dealers, Inc.

            6.6 If requested by the managing underwriter in an underwritten secondary offering in which Registrable Shares are included, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties of Parent and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary offerings, including indemnification and contribution to the effect and to the extent provided in Sections 4.1 and 4.2 hereof.

            6.7 During the term of this Agreement and for a period of at least 180 days following the date on which registration rights under this Agreement terminate with respect to all Registrable Shares, Parent will continue to file reports under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder to the extent required from time to time to enable Stockholder to sell such Registrable Shares with the limitation of the exemptions provided by Rule 144 under the Securities Act as such rule may be amended from time to time and any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

         7. Expenses.

            7.1 In the case of a registration pursuant to Section 1.1, Parent shall bear all costs and expenses of such registration with respect to Registrable Shares included therein, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and "blue sky" fees and expenses, and, in addition, Parent shall bear all reasonable costs and expenses of Stockholder paid to an underwriter, broker or dealer for effecting the sale of the Registrable Shares thus registered.

            7.2 With respect to expenses in connection with the Demand Registration pursuant to Section 1.2, the parties agree as follows:

                (a) In the case of an underwritten registration in which Parent does not participate, Parent shall bear all costs and expenses of such registration with respect to Registrable Shares included therein, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and "blue sky" fees and expenses, which expenses would have been incurred by Parent had the offering not been underwritten.

                (b) In the case of an underwritten registration in which Parent participates, or a registration that is not underwritten, Parent shall bear all costs and expenses of each such registration with respect to Registrable Shares included therein, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and "blue sky" fees and expenses.

                (c) Notwithstanding Sections 7.2(a) and (b), in no event shall Parent have any obligation to pay or otherwise bear (i) any portion of the fees or disbursements of counsel for Stockholder or (ii) any portion of the underwriters' or broker-dealers' commissions or discounts attributable to the Registrable Shares being offered and sold by Stockholder.

         8. Definitions.

            8.1 Registrable Shares. "Registrable Shares" means and includes the shares of Parent Common Stock issued to Stockholder pursuant to the Merger Agreement. As to any particular Registrable Shares, such securities will cease to be Registrable Shares when (a) they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) they are transferred pursuant to Rule 144 or Rule 144A (or any similar provisions that are then in effect) under the Securities Act, (c) they are transferred in a private placement effected in accordance with applicable federal and state securities laws and regulations, or (d) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by Parent and Parent shall not have "stop transfer" instructions against them.

            8.2 Pari Passu Stockholders. "Pari Passu Stockholders" means and includes certain holders of Parent Common Stock granted registration rights similar to those granted herein, in connection with acquisition agreements entered into by Parent on or before the two-year anniversary of its IPO. Parent shall, upon written request, provide to Stockholder a list of Pari Passu Stockholders, including their names and respective numbers of shares of Parent Common Stock held by them. Parent's determination as to which of its stockholders are Pari Passu Stockholders shall be final and binding, absent manifest error.

         9. Miscellaneous.

            9.1 Waiver. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

            9.2 Entire Agreement; Modifications. This Agreement represents the entire understanding between the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

            9.3 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            9.4 Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery, or first-class mail, certified or registered, by facsimile transmission, or by commercial overnight courier and shall be deemed to have been duly given upon personal delivery to the party to be notified, automatic receipted delivery by facsimile transmission, one day after deposit with a commercial overnight courier to the address specified below, or four days after deposit in the U.S. mail as provided above and addressed as follows:

         If to Parent:
            Nhancement Technologies, Inc.
            Attn: General Counsel
            1746 Cole Blvd., Suite 265
            Golden, Colorado  80401
            Tel:  (303) 271-0505
            Fax:  (303) 271-9493

         If to Stockholder:
            James Gillespie
            198 Country Club Lane
            Incline Village, NV 89451

Any party may change such party's address by notice given pursuant to this
Section 9.3.

            9.5 Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, each of the parties' heirs, executors, administrators, successors and assigns. No party may assign its obligations hereunder without the written consent of the other parties hereto, and any purported assignment in violation of this provision shall be void.

            9.6 Headings. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

            9.7 Gender; Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

            9.8 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado without application of the conflict of laws principles which would otherwise provide for the application of the substantive laws of another jurisdiction.

            9.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

             [The remainder of this page intentionally left blank.]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             PARENT:

                                             NHANCEMENT TECHNOLOGIES, INC.


                                             By: /s/ ESMOND T. GOEI
                                                --------------------------------
                                             Name: Esmond T. Goei
                                             Title: President and CEO


                                             STOCKHOLDER:


                                             /s/ JAMES GILLESPIE
                                             -----------------------------------
                                             James Gillespie